Exhibit 23.1

Consent of Independent Registered Public Accounting FIrm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 7, 2024, with respect to our audits of the consolidated financial statements of Global Crossing Airlines Group, Inc. as of December 31, 2023 and 2022, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

April 12, 2024